Exhibit 99.1

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

Consolidated Financial Statements

December 31, 2020 and 2019

INDEX TO FINANCIAL STATEMENTS

Independent Auditors’ Report	1

Consolidated Balance Sheets	3

Consolidated Statements of Operations	4

Consolidated Statements of Stockholder’s Deficit	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7

INDEPENDENT AUDITORS’ REPORT

To the Stockholder

Stadco, Inc.

Los Angeles, CA

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Stadco, Inc. and subsidiaries which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, statements of stockholder’s deficit and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Los Angeles, California

November 3, 2021

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

CONSOLIDATED BALANCE SHEETS

December 31, 2020 and 2019

ASSETS

	2020	2019

Current Assets
Cash	$1,831	$554,519
Accounts receivable	2,367,710	1,676,518
Inventories	3,615,560	4,533,544
Prepaid expenses and other current assets	266,147	508,722
Total current assets	6,251,248	7,273,303

Property and equipment, net	2,056,956	3,824,370

Total assets	$8,308,204	$11,097,673

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$7,253,410	$5,662,358
Line of credit	4,335,118	3,606,319
Long term debt, current portion	6,016,626	6,892,994
Paycheck Protection Program note payable, current portion	1,218,151	–
Capital leases, current portion	35,637	28,667
Total current liabilities	18,858,942	16,190,338

Long term debt, current portion and debt issuance costs	221,038	121,826
Paycheck Protection Program note payable, net of current portion	352,144	–
Capital leases, net of current portion	40,311	62,275

Total current liabilities	19,472,435	16,374,439

Commitments and Contingencies (Note 13)

Stockholder’s Deficit
Common stock, no par value; 20,000,00 shares authorized, 12,028,500 shares issued and outstanding	1,100,000	1,100,000
Series A Preferred stock, net of stock issuance costs, no par value; 850,000 shares authorized, issued, and outstanding	208,712	208,712
Accumulated deficit	(12,455,569)	(6,569,940)
Accumulated other comprehensive loss	(17,374)	(15,538)

Total stockholder’s deficit	(11,164,231)	(5,276,766)

Total liabilities and stockholder’s deficit	$8,308,204	$11,097,673

Page 2	The accompanying notes are an integral part of these financial statements.

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2020 and 2019

	2020	2019

SALES	$14,620,890	$16,344,982

COST OF GOODS SOLD	15,838,557	15,802,732

GROSS (LOSS) PROFIT	(1,217,667)	542,250

OPERATING EXPENSES	2,862,221	2,700,797

OPERATING LOSS	(4,079,888)	(2,158,547)

OTHER INCOME (EXPENSES)
Interest expense	(1,100,189)	(954,932)
Other expenses (Note 10)	(529,258)	(524,234)
Gain on change in fair value of warrant liability	–	213,500
Other income	14,724	1,205
Total other income (expenses)	(1,614,723)	(1,264,461)

OTHER INCOME (EXPENSES)	(5,694,611)	(3,423,008)

INCOME TAX EXPENSE	(18,184)	(30,412)

NET LOSS	(5,712,795)	(3,453,420)

OTHER COMPREHENSIVE (LOSS) INCOME
Currency translation (loss) gain	(1,836)	20,558

COMPREHENSIVE LOSS	$(5,714,631)	$(3,432,862)

Page 3	The accompanying notes are an integral part of these financial statements.

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S DEFICIT

For the Years Ended December 31, 2020 and 2019

	Common stock		Preferred stock
	Shares	Amount	Shares	Amount	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholder’s Deficit

BALANCE - December 31, 2018	12,028,500	$1,100,000	850,000	$208,712	$(2,938,965)	$(36,096)	$(1,666,349)

Preferred stock dividends	–	–	–	–	(177,555)	–	(177,555)

Currency translation gain	–	–	–	–	–	20,558	20,558

Net loss	–	–	–	–	(3,453,420)	–	(3,453,420)

BALANCE - December 31, 2019	12,028,500	1,100,000	850,000	208,712	(6,569,940)	(15,538)	(5,276,766)

Preferred stock dividends	–	–	–	–	(172,834)	–	(172,834)

Currency translation loss	–	–	–	–	–	(1,836)	(1,836)

Net loss	–	–	–	–	(5,712,795)	–	(5,712,795)

BALANCE - December 31, 2020	12,028,500	$1,100,000	850,000	$208,712	$(12,455,569)	$(17,374)	$(11,164,231)

Page 4	The accompanying notes are an integral part of these financial statements.

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2020 and 2019

	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,712,795)	$(3,453,420)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,051,383	2,237,089
Accretion of deferred financing cost	31,524	31,524
Foreign currency translation (gain) loss	(1,836)	20,558
Loss on disposal of fixed assets	25,086	–
Impairment of fixed assets	157,798	–
Changes in operating assets and liabilities:
Accounts receivable	(691,192)	274,278
Inventories	917,984	(417,369)
Prepaid expenses and other current assets	242,575	19,996
Accounts payable and accrued expenses	1,591,052	2,125,642
Net cash (used in) provided by operating activities	(1,388,421)	838,298

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(441,853)	(139,261)
Net cash used in investing activities	(441,853)	(139,261)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings from line of credit	728,799	436,976
Borrowings from Paycheck Protection Program note payable	1,570,295	–
Borrowings from long term debt	599,869	697,122
Principal repayments on long term debt	(1,408,549)	(1,379,330)
Payments for capital leases	(39,994)	(55,317)
Dividends paid	(172,834)	(177,555)
Net cash provided by (used in) investing activities	1,277,586	(478,104)

NET CHANGE IN CASH	(552,688)	220,933

CASH – beginning of year	554,519	333,586

CASH – end of year	$1,831	$554,519

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Cash paid during the year for:
Interest	$526,900	$693,978
Income taxes	$18,184	$30,412

NON-CASH INVESTING AND FINANCING ACTIVITIES
Acquisition of property and equipment through notes payable	$–	$84,984
Acquisition of property and equipment through capital leases	$25,000	$9,228
Payment of expenses by holder of promissory note	$–	$200,000

Page 5	The accompanying notes are an integral part of these financial statements.

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

1.       NATURE OF OPERATIONS

Stadco, Inc. (the “Company”), a California corporation, designs, machines, fabricates, assembles and tests large precision parts and assemblies for various industries throughout the United States. Significant portions of the Company’s revenues are generated from the defense industry, including customers such as Boeing, Northrop Grumman, Raytheon and Lockheed Martin. The Company’s manufacturing facilities are located in Los Angeles, California and Mexicali, Mexico.

The Company has two foreign subsidiaries: Stadco-Mexico, Inc., a wholly-owned subsidiary incorporated in Mexico; and Group Stadco Mexico a Mexican corporation that is owned 95% by Stadco, Inc. and 5% by Stadco-Mexico, Inc.

Group Stadco Mexico ceased operations in November 2020. The legal entity remains in place pending authorization of closure from governmental authorities. The Company abandoned, sold, or transferred the remaining property and equipment held by this entity resulting in the impairment charge described in Note 2 to the consolidated financial statements.

Going Concern

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of obligations in the normal course of business. The Company had recurring operating losses and an accumulated deficit of $12,455,569 and $6,569,940 at December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, the Company also had current debt of $11,605,532 and $10,527,980, respectively, and working capital deficiencies of $12,607,694 and $8,917,035, respectively.

Management’s plan to address this substantial doubt of the Company’s ability to continue as a going concern relied on their ability to bring on additional investments into the Company. As described in Note 2, in August 2021, a third party acquired all of the issued and outstanding capital stock of the Company. In addition, the terms of the Company’s debt and payables were renegotiated with lenders and vendors. Management expects the Company to continue as a going concern through at least twelve months from the date these financial statements were available to be issued. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such consolidated financial statements and accompanying notes are the representation of management, who is responsible for their integrity and objectivity.

The consolidated financial statements include the accounts of Stadco, Inc. and its foreign subsidiaries Stadco Mexico and Group Stadco Mexico. All intercompany transactions are eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to use estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expenses and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results may differ from estimated amounts.

Significant estimates include those related to the allowance for doubtful accounts, inventory reserves, the realization of long-lived assets and estimation of costs for contracts.

Cash and Cash Equivalents

The Company considers all highly liquid investments and time deposits with original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of December 31, 2020 and 2019.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts. Credit is generally extended on a short-term basis and therefore receivables do not bear interest. Accounts receivable are periodically evaluated for collectability based on a history of past collections, credit and chargebacks, and current credit considerations. At December 31, 2020 and 2019 management deemed no allowance was required. No bad debt was recorded for the years ended December 31, 2020 and 2019.

Inventories

Inventories are stated at the lower of average cost or net realizable value, and consists of raw materials and work in process.

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the following estimated useful lives:

Machinery and equipment	5 – 15 years
Furniture and fixtures	3 – 5 years
Leasehold improvements	5 – 15 years

Costs related to the acquisition and improvement of property and equipment are capitalized, while other costs, including repairs and maintenance are expensed as incurred. Construction in-progress represents capitalized costs for in-process improvements. Such costs are not depreciated or amortized until they are placed in service.

Deferred Financing Costs

The Company incurred debt issuance costs in 2018 in connection with long term debt. Such costs are reflected as a reduction of the related debt balance and are amortized over the term of the related debt instruments using the straight-line method, which approximates the effective interest method.

Research and Development

Research and development costs are charged to expense as incurred. Research and development expenses were not significant for the years ended December 31, 2020 and 2019. Research and development expenses include compensation and related overhead for employees and consultants involved in research and development and the cost of materials purchased for research and development.

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

The Company reviews all of its long-lived assets for impairment indicators throughout the year and performs detailed testing whenever impairment indicators are present. When necessary, the Company records charges for impairments. Specifically:

•	For finite-lived intangible assets, such as developed technology rights and other long-lived assets, the Company compares the undiscounted amount of the projected cash flows associated with the asset, or asset group, to the carrying amount. If the carrying amount is found to be greater, the Company records an impairment loss for the excess of book value over fair value. In addition, in all cases of an impairment review, the Company re-evaluates the remaining useful lives of the assets and modify them, as appropriate; and

•	For indefinite-lived intangible assets, such as acquired in-process research and development assets, each year and whenever impairment indicators are present, the Company determines the fair value of the asset and records an impairment loss for the excess of book value over fair value, if any.

Management determined certain property and equipment held at Group Stadco Mexico was impaired at December 31, 2020. Impairment charges amounted to $157,798 for the year ended December 31, 2020 and are included in operating expenses in the accompanying consolidated statement of operations. No impairment charges were recorded during the year ended December 31, 2019.

Foreign Currency Translation

In accordance with Accounting Standards Codification (“ASC”) 830-30, international operations use the respective local currencies as their functional currency. The Company considers the U.S. dollar as its reporting currency. The Company operates Group Stadco Mexico in Mexico. Translation adjustments for this subsidiary are included in other comprehensive loss. Assets and liabilities of the foreign operations denominated in local currencies are translated at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the weighted average rate of the exchange during the period.

Fair Value of Financial Instruments

The Company’s consolidated financial instruments include cash, accounts receivable, accounts payable, long term debt, capital lease liability, and warrant liability. The Company believes that the fair value of these financial instruments approximates their carrying amounts based on current market indicators, such as prevailing market rates and short-term maturities of these instruments.

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments (continued)

The Company follows authoritative guidance with respect to fair value reporting issued by the Financial Accounting Standards Board (“FASB”) for financial assets and liabilities, which defines fair value, provides guidance for measuring fair value and requires certain disclosures. The guidance does not apply to measurements related to share-based payments. The guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.

Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), establishes a framework for measuring fair value and a fair value hierarchy based on the quality of inputs used to measure fair value, and enhances disclosure requirements for fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are as follows:

Level 1 – Observable inputs, such as quoted market prices in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities

Level 2 – Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3 – Unobservable inputs that reflect the reporting entity’s own assumptions when there is little or no market data

At December 31, 2020 and 2019, The Company did not have any significant assets or liabilities measured at fair value.

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Warrant Liability

The Company accounted for its warrant issued in accordance with ASC 815, Derivatives and Hedging, which requires every derivative instrument within its scope to be recorded on the balance sheet as either an asset or liability measured at its fair value, with changes in fair value recognized in earnings. Based on this guidance, the Company determined that the Company’s warrant does not meet the criteria for classification as equity.

Accordingly, the Company classified the warrant as a liability (see discussion in Note 10). The warrant is subject to re-measurement at each balance sheet date, and each warrant exercise date, and the fair value of warrants exercised is reclassified to stockholder’s deficit. Other changes in fair value would be recognized as a component of other (expense) income, net in the consolidated statement of operations.

Income Taxes

The Company provides for income taxes using the asset and liability method. Deferred income taxes are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted statutory tax rates in effect for years in which differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to reflect uncertainty associated with their ultimate realization. Deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based upon consideration of available evidence, including future reversals of existing taxable temporary differences, future projected taxable income and tax planning strategies.

The Company evaluates its tax positions in a two-step process. First, the Company determines whether it is more likely than not that a tax position will be sustained upon examination by the taxing authorities. If a tax position meets the more-likely-than-not recognition threshold, it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company currently has recorded a liability for unrecognized tax benefits related to uncertainties in income taxes in accordance with ASC Topic 740, Income Taxes.

The Company initially recognizes a tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

The Company’s policy is to recognize both interest and penalties related to unrecognized benefits in income tax expense. Interest and penalties on unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest and penalties during the years ended December 31, 2020 and 2019.

As the determination of whether a tax position is greater than 50% likely of being realized and the related largest amount of benefit is subjective, it is possible that outside tax professionals or the taxing authority could conclude that the amounts recognized or disclosed in our financial statements would differ from amounts the Company’s management believes are applicable.

Revenue Recognition

The Company adopted the revenue recognition guidelines in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”), effective January 1, 2019. ASC 606 provides that revenues are to be recognized when control of promised goods or services is transferred to a customer in an amount that reflects the consideration expected to be received for those goods or services. Revenue is recognized when the performance obligation has been satisfied and control of the product has transferred to the customer. In evaluating the timing of the transfer of control of products to customers, the Company considers several indicators, including significant risks and rewards of products, the right to payment, and the legal title of the products.

The Company primarily recognizes revenue over time as either design and manufacturing milestones noted in contracts are met or upon shipment of products.

Sales allowances related to claims are generally not material to the consolidated financial statements, and do not comprise a significant portion to variable consideration. Estimates for sales allowances are based on, among other things, an assessment of historical trends, information from customers, and anticipated returns related to current sales activity. These estimates are established in the period of sale and reduce revenue in the period of sale.

The incremental cost of obtaining a contract is expensed when incurred.

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Business Concentrations

Four customers accounted for approximately 53% and 54% of the Company’s revenues for the years ended December 31, 2020 and 2019, respectively. Two customers accounted for approximately 46% of the Company’s accounts receivable at December 31, 2020. Three customers accounted for approximately 53% of the Company’s accounts receivable at December 31, 2019.

Recent Accounting Pronouncements

The Company adopted the revenue recognition guidelines in accordance with ASC 606 effective January 1, 2019, the first day of the Company’s fiscal year using the modified retrospective approach applied to those contracts which were not completed as of January 1, 2019. As part of the adoption of ASC 606, the Company elected the following transition practical expedients: (i) to reflect the aggregate of all contract modifications that occurred prior to the date of initial application when identifying satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price; and (ii) to apply the standard only to contracts that are not completed at the initial date of application. Because contract modifications are minimal, there is not a significant impact as a result of electing these practical expedients. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2016, the FASB issued ASU 2016-02, Leases. This update requires lessees to recognize at the lease commencement date a lease liability which is the lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and a right-of-use assets, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Lessees will no longer be provided with a source of off-balance sheet financing. In June 2020, the FASB issued ASU 2020-05, which deferred the effective date for private entities by one year, making this change effective January 1, 2022. The Company is currently evaluating the impact of the adoption of this standard on their consolidated financial statements.

3.       INVENTORIES

Inventories include the following at December 31, 2020 and 2019:

	2020	2019

Raw Materials	$563,022	$724,972
Work in-progress	3,052,538	3,808,572

	$3,615,560	$4,533,544

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

4.       PROPERTY AND EQUIPMENT

The components of property and equipment at December 31, 2020 and 2019 are as follows:

	2020	2019

Machinery and equipment	$43,325,383	$43,166,352
Furniture and fixtures	2,005,795	2,002,014
Leasehold improvements	1,406,232	1,495,792
Other	1,415,014	1,204,497
	48,152,424	47,868,655
Less accumulated depreciation and amortization	(46,095,468)	(44,044,285)

Property and equipment, net	$2,056,956	$3,824,370

Depreciation and amortization expense amounted to $2,051,383 and 2,237,089 for the years ended December 31, 2020 and 2019, respectively.

5.       ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at December 31, 2020 and 2019 are as follows:

	2020	2019

Accounts Payable	$2,532,970	$2,735,641
Accrued management fees	1,147,680	536,690
Accrued interest	494,825	171,214
Accrued rent	1,205,146	–
Progress billings and customer deposits	438,406	531,654
Accrued vacation	357,071	374,875
Accrued preferred stock dividends	326,896	154,063
Loans from related parties	272,521	235,441
Accrued payroll and related	185,416	261,518
Other	262,479	661,562

	$7,253,410	$5,662,358

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

6.       LINE OF CREDIT

Stadco, Inc. entered into a revolving line of credit agreement with a bank in 2018, allowing it to borrow up to a maximum amount of $5,000,000. Borrowings under the line are collateralized by substantially all of the assets of the Company, including Stadco’s ownership in its Mexican subsidiaries. The line of credit bears interest at the LIBOR rate (as defined) plus an Applicable Margin of 4% per annum. At December 31, 2020 and 2019, the interest rate for the line of credit was 4.24% and 5.91%, respectively. Interest payments are to be paid monthly in arrears which commenced on January 1, 2019.

In April 2019, the Company failed to meet a required financial covenant and has been in default since that date. The Company has continued to make payments on the line of credit and non-default interest. The Company has not paid the 3% default interest triggered as of the date of default.

At December 31, 2020 and 2019, outstanding balances for the line of credit were $4,335,118 and $3,606,319, respectively.

7.       DEBT

In addition to the line of credit, Stadco, Inc. entered into a loan and security agreement with a bank in 2018 for a term loan for $7,500,000 to refinance their previous loans and the related accrued interest.

Borrowings under the term loan are collateralized by substantially all of the assets of the Company, including Stadco’s ownership in its Mexican subsidiaries. The term loan is payable in monthly principal installments of $89,286, with a final balloon payment in an aggregate amount equal to the unpaid principal balance on the earlier of December 7, 2022 or the Termination Date (defined as the date Lender terminates the loans following an event of default).

The term loan bears interest at the LIBOR rate (as defined) plus an Applicable Margin of 5% per annum. At December 31, 2020 and 2019, the interest rate for the term loan were 5.24% and 6.91%, respectively. Interest payments are to be paid monthly in arrears which commenced on January 1, 2019.

At December 31, 2020 and 2019, outstanding balance for the term loan was $5,446,429 and $6,517,857, respectively.

The loan agreement contains financial and nonfinancial covenants, including maintenance of certain financial ratios. In April 2019, the Company failed to meet a required ratio and has been in default since that date. The Company has continued to make principal non-default interest and payments. The Company has not paid the 3% default interest triggered as of the date of default. Due to this default, the balance of this loan due as of December 31, 2020 and 2019 have been classified in the current portion of long-term debt.

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

7.       DEBT (continued)

During 2019 and 2020, the Company entered into three short-term loan agreements with a lending institution. The 2019 loan drawn was for $350,000, had an implicit interest rate of 46.17% based on a fixed amount of weekly $8,479 payments, matured May 2020, and was collateralized by a subordinated interest in the Company’s accounts receivable. The loan was paid off in May 2020. The two loans drawn in 2020 totaled $350,000 and $100,000, respectively, had implicit interest rates of 44.41% and 46.14%, respectively, based on a fixed amount of weekly $8,411 and $2,403 payments, respectively, maturing September and November 2021, respectively, and are collateralized by a subordinated interest in the Company’s accounts receivable. These notes had early loan repayment penalties totaling $86,674 and $12,892 at December 31, 2020 and 2019, respectively. At December 31, 2020 and 2019, outstanding balances on these short-term loans were $352,373 and $140,746, respectively.

During 2019 and 2020, the Company entered into three long-term loan agreements with a lending institution. The two 2019 loans were drawn for $261,045 and $84,948, had implicit interest rates of 5.92% and 5.85%, respectively, based on a fixed amount of weekly $7,897 and $2,578 payments, respectively, maturing January 2023, and are collateralized by an interest in substantially all assets of the Company. The loan drawn in 2020 was for $149,869, had implicit interest rate of 5.92% based on weekly payments ranging from $3,000 to $15,000, maturing May 2023, and is collateralized by an interest in substantially all assets of the Company. At December 31, 2020 and 2019, outstanding balances on these short-term loans were $371,530 and $320,409, respectively.

During February 2019, the Company entered into a short-term note payable with a shareholder of the parent company of Stadco, Inc. This note was for $200,000, noninterest bearing, is unsecured, and was due in full March 2019. The Company is in default on this note due to the unpaid $120,000 balance at December 31, 2020 and 2019.

The Company’s non-PPP debt as of December 31, 2020 and 2019 are summarized as follows:

	2020	2019

Bank term loan	$5,446,429	$6,517,857
Long-term loans with lending institution	371,530	320,409
Short-term loans with lending institution	352,373	140,746
Promissory note	120,000	120,000
	6,290,332	7,099,012
Less current portion	(6,016,626)	(6,892,994)
	273,706	206,018
Less deferred financing costs, net	(52,668)	(84,192)
	$221,038	$121,826

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

7.       DEBT (continued)

The following is a schedule by years of the future minimum principal payments on these loans:

For years ending December 31:

2021	$6,069,294
2022	148,500
2023	72,538
Total	6,290,332
Less: deferred financing costs	(52,668)

$6,237,664

8.       PAYCHECK PROTECTION PROGRAM NOTE PAYABLE

In April 2020, the Company received loan proceeds totaling $1,570,295 under the Paycheck Protection Program (“PPP”) which was established as part of the Coronavirus Aid, Relief and Economic Security (“CARES”) Act and is administered through the SBA. The PPP provides loans to qualifying businesses in amounts up to 2.5 times their average monthly payroll expenses and was designed to provide a direct financial incentive for qualifying businesses to keep their workforce employed during the Coronavirus crisis. PPP loans are uncollateralized and guaranteed by the SBA and are forgivable after a “covered period” (eight or twenty-four weeks) as long as the borrower maintains its payroll levels and uses the loan proceeds for eligible expenses, including payroll, benefits, mortgage interest, rent, and utilities. The forgiveness amount will be reduced if the borrower terminates employees or reduces salaries and wages more than 25% during the covered period. Any unforgiven portion is payable over 2 years if issued before, or 5 years if issued after, June 5, 2020 at an interest rate of 1% with payments deferred until the SBA remits the borrower’s loan forgiveness amount to the lender, or, if the borrower does not apply for forgiveness, ten months after the end of the covered period. PPP loan terms provide for customary events of default, including payment defaults, breaches of representations and warranties, and insolvency events and may be accelerated upon the occurrence of one or more of these events of default. Additionally, PPP loan terms do not include prepayment penalties.

The following is a schedule by years of the future minimum principal payments on the Company’s PPP loans:

For years ending December 31:

2021	$1,218,151
2022	352,144

$1,570,295

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

8.       PAYCHECK PROTECTION PROGRAM NOTE PAYABLE (continued)

The Company met the PPP’s loan forgiveness requirements, and therefore, applied for forgiveness in October 2020. Legal release was received January 2021, therefore, the Company will record the amount forgiven, $1,570,295, as forgiveness income in its 2021 statement of operations.

The SBA reserves the right to audit any PPP loan, regardless of size. These audits may occur after forgiveness has been granted. In accordance with the CARES Act, all borrowers are required to maintain their PPP loan documentation for six years after the PPP loan was forgiven or repaid in full and to provide that documentation to the SBA upon request.

9.       RELATED PARTY TRANSACTIONS

Amounts Due from Related Parties

From time to time, certain stockholders of Stadco Acquisition, LLC (“the Parent”) advance monies to the Company for operational needs. As of December 31, 2020, and 2019, the Company owed $272,521 and $235,441, respectively, to such related parties which are due on demand, bear no interest and are included in accounts payable and accrued expenses in the accompanying consolidated balance sheet.

During the years ended December 31, 2020 and 2019, the Company was charged a corporate management fee in the amount of $500,000 from a preferred stockholder. The Company ceased paying this management fee in February 2019. As of December 31, 2020, and 2019, the Company owed $958,342 and $458,337, respectively, to this related party and are included in accounts payable and accrued expenses in the accompanying consolidated balance sheet.

10.       STOCKHOLDER’S DEFICIT

Common Stock

As of December 31, 2020, and 2019, the Company’s Board of Directors is authorized to issue 20,000,000 shares of common stock, with no par value. As of December 31, 2020, and 2019, 12,028,500 shares of common stock were issued and outstanding, respectively.

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

10.       STOCKHOLDER’S DEFICIT (continued)

Series A Preferred Stock and Warrant Grant

In December 2018, in conjunction with the debt refinancing discussed in Note 7, the Company issued 850,000 shares of preferred stock, no par value, at an issuance price of $1.00 per share, and a warrant to purchase shares of the Company’s common stock.

The preferred stockholders are entitled to cumulative dividends at a rate of 15% per annum of the Series A Issue Price (defined as $1.00 per share), payable on a monthly basis. If dividend amounts are not paid out in a timely manner, cumulative dividends will accrue at an increased rate of 20% per annum of the Series A Issue Price plus unpaid dividends, until such amounts are paid in full. The preferred stockholders are also owed monthly management fees of $41,667 until debt obligations are fully repaid. For the years ended December 31, 2020 and 2019, management fee expenses totaled $500,000, and are included in other expenses in the accompanying consolidated statement of operations. The Series A preferred stock contains liquidation preferences, but no voting rights or conversion options. There are two redemption options for the Series A preferred stock: one at the Company’s option at the earlier of the three year anniversary from issuance or when the debt obligation has been paid in full; and one at the stockholder’s option at the earlier of the four year anniversary from issuance or when the debt obligation has been paid in full.

As of December 31, 2020, and 2019, the Company owed $326,896 and $154,063, in unpaid dividends to the preferred stockholders and are included in accounts payable and accrued expenses in the accompanying consolidated balance sheet.

The Company ceased paying the monthly management fees in April 2019 and began accruing interest at that time. At December 31, 2020 and 2019, the outstanding accrued management fees and interest was $1,147,680 and $536,390, respectively.

The Company issued a warrant to purchase 11% of the fully-diluted common stock as of the date of exercise at an exercise price $0.01 per share. This warrant was fully vested on the date of grant, expires on December 7, 2026, and may be exercised in cash or by cashless exercise in lieu of cash. The warrant also contains a put right at the earlier of when debt obligation has been paid in fully or the four year anniversary from issuance that the Holder may elect to require the Company to purchase this warrant at a price equal to the Put Price. The Put Price is to be calculated as of the Put Date and will equal 7.5 multiplied by the Company’s trailing twelve months EBITDA, minus Net Debt of the Company as of such date, multiplied by the Warrant Conversion Percentage of 11%, minus the Warrant Exercise Price of $0.01 per share.

As a result of declining Company performance in 2019, the fair market value of the warrant was estimated to have no value as of December 31, 2019 and 2020 and was accordingly written off, resulting in a $213,500 gain being recognized in the 2019 statement of operations.

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

11.       EMPLOYEE BENEFITS

The Company maintains a 401(k) defined contribution plan (the “Plan”) that covers all eligible employees. Eligibility requirements are two months of service and a minimum age of 18 years. Employees who are members of a union governed by a collective bargaining agreement are excluded from eligibility. Each participant may defer their compensation up to the legal limits. The plan includes provisions that authorize the Company to make discretionary profit-sharing contributions, which vest automatically. Participants must be employed on the last day of the plan year in order to be eligible for discretionary profit-sharing contributions. For the years ended December 31, 2020 and 2019, the Company made no profit-sharing contributions.

12.       INCOME TAXES

The components of the provision for income taxes follow for the years ended December 31, 2020 and 2019:

	2020	2019

Current:
Federal	$–	$–
State	1,748	2,400
Foreign	16,436	28,012
Total Current	18,184	30,412

Deferred:
Federal	(1,129,662)	(786,610)
State	(369,217)	(347,195)
Valuation Allowance	1,498,879	1,133,805
Total deferred	–	–

Total Provision for income taxes	$18,184	$30,412

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

12.       INCOME TAXES (continued)

The Company establishes a valuation allowance when it is more likely than not that the Company’s recorded net deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. In determining whether a valuation allowance is required, the Company must take into account all positive and negative evidence with regard to the utilization of a deferred tax asset. As of December 31, 2020 and 2019, the valuation allowance for deferred tax assets totaled $3,164,938 and $1,666,058, respectively.

As of December 31, 2020 and 2019, the Company has net operating loss carryforwards for federal and state income tax purposes of $7,515,553 and $ 6,946,295, respectively, for Federal and $7,455,950 and $6,853,666, respectively, for California to offset future taxable income, substantially all of which are domestic. If unused, these credits will expire beginning 2034.

The benefit for income taxes differs from the amounts computed by applying the U.S. statutory federal income tax rate to income before income tax primarily due to the change in the valuation allowance.

At December 31, 2020 and 2019, the Company has no material unrecognized tax positions. The Company’s policy is to recognize interest and penalties, if any, related to uncertain tax positions as a component of income tax expense. For the years ended December 31, 2020 and 2019, the Company did not recognize any interest or penalties for uncertain tax positions. The Company is currently not under examination by the United States Internal Revenue Service or any other state, city or local jurisdiction. As such, the Company is subject to the standard statutes of limitations by the relevant tax authorities for federal and state purposes and all tax years since inception are open for examination. Since the Company does not have any unrecognized tax benefits at December 31, 2020 and 2019, the Company does not, accordingly, anticipate any significant increases or decreases within the next twelve months.

13.       COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office and manufacturing facilities under an operating lease agreement with an entity owned by one of the Company’s former shareholders which expires on June 30, 2030. The lease is a triple net lease whereby the Company pays all operating expenses of the property. The lease requires monthly rental commitment amounting to $75,520 with annual increases on each anniversary thereafter equal to the Consumer Price Index Amount (as defined) but in no event will monthly rent increased by more than three percent (3%).

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

13.       COMMITMENTS AND CONTINGENCIES (continued)

Operating Leases (continued)

Future minimum lease obligations under the operating lease at December 31, 2020 and 2019 are as follows:

For years ending December 31:

2021	$906,242
2022	906,242
2023	906,242
2024	906,242
2025	906,242
Thereafter	4,078,089
$8,609,299

Rent expense for the years ended December 31, 2020 and 2019 amounted to $933,069 and $989,206, respectively.

Capital Leases

The Company utilizes capital leases to finance the addition of new equipment at its office. They are secured by underlying equipment, for which the lessors maintain a first position. As of December 31, 2020, and 2019, the Company had seven and six, respectively, capital lease instruments for equipment. The capital leases are on a 24 to 48 month lease and bear interest rates ranging from 2.69% 18.62%. These leases have bargain purchase options, allowing the Company to purchase equipment at the expiration of the term of the lease. Future minimum lease payments under capital leases at December 31, 2020 are as follows:

For years ending December 31:

2021	$57,720
2022	29,117
2023	3,182
Total future minimum lease payments	90,019
Less: interest	(14,071)

Present value of minimum lease payments	$75,948

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

13.       COMMITMENTS AND CONTINGENCIES (continued)

Capital Leases (continued)

Following is an analysis of the carrying amount of the leased property and equipment as of December 31, 2020 and 2019:

	2020	2019

Machinery and equipment	$173,667	$156,564
Less accumulated depreciation	(96,434)	(70,273)

	$77,233	$86,291

14.       SUBSEQUENT EVENTS

The Company evaluated events and transactions after December 31, 2020, and through the date the financial statements were issued, for potential recognition or disclosure in the financial statements, in accordance with current accounting standards. In connection with preparing the accompanying consolidated financial statements as of December 31, 2020, management evaluated subsequent events through November 3, 2021, the date the financial statements were available to be issued.

In February 2021, the Company was granted a second PPP note payable in the amount of $1,570,295 payable over 5 years at an interest rate of 1%. The terms and conditions are the same as the first PPP note payable as described in Note 8. The Company met the PPP’s loan forgiveness requirements, and therefore, applied for forgiveness in June 2021. Legal release was received August 2021, therefore, the Company will record the amount forgiven, $1,570,295, as forgiveness income in its 2021 statement of operations. See Note 8 for an additional $1,570,295 of 2021 forgiveness income from the forgiveness of the Company’s 2020 PPP note payable.

After ceasing operations in November 2020, Group Stadco Mexico completed the termination of all its employees, made a final payment on a negotiated lease termination agreement, and settled all known accounts payable in February 2021.

In August 2021, Techprecision Corporation, (the “Acquirer”), acquired all of the issued and outstanding capital stock of the Company in exchange for 666,666 shares of the Acquirer common stock.

In August 2021, the operating lease agreement discussed in Note 13 was amended. The amendment forgave $749,931 of accrued rent and $290,809 in accrued late fees and interest.

In August 2021, the Acquirer entered into an agreement with the holder of the warrant and the preferred stock discussed in Note 10 to sell these securities to the Acquirer in exchange for 600,000 shares of Acquirer common stock and a warrant to purchase up to 100,000 shares of Acquirer common stock.

Stadco, Inc.

(a wholly-owned subsidiary of Stadco Acquisition, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

14.       SUBSEQUENT EVENTS (continued)

In August 2021, the lender of the Company’s line of credit forgave $1,400,000 in amounts due as well as related accrued late fees and interest under the terms of a loan purchase agreement with the Acquirer. The Acquirer paid $7,900,000 to this lender for all debts outstanding under the terms of the agreement.

In August 2021, the Company and entities related to the Acquirer jointly entered into a $4,000,000 term loan. Payments on the term loan will began on September 25, 2021, and will be made in monthly installments of $54,391, inclusive of interest at a fixed rate per annum of 3.79%.

In August 2021, the Company became party to a $5,000,000 revolving line of credit through an amendment to an existing loan agreement with an entity related to the Acquirer. The line of credit bears a variable interest rate and interest only payments are due monthly with the principal and any unpaid interest due in December 2022.

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